                                                               EXHIBIT 11.1

                      GENERAL MEDICAL INC. AND SUBSIDIARY
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                          FOUR MONTH                             NINE MONTH    NINE MONTH
                         PERIOD ENDED  YEAR ENDED   YEAR ENDED  PERIOD ENDED  PERIOD ENDED
                          AUGUST 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                             1993         1994         1995         1995          1996
                         ------------ ------------ ------------ ------------- -------------
Shares outstanding be-
 ginning of period......  7,500,000    7,489,713     9,515,005    9,515,005     9,788,270
Weighted average shares
 issued during period,
 net(1).................          0      890,033       450,451      420,202             0
Weighted average shares
 purchased during peri-
 od.....................     (4,362)     (53,617)     (104,327)     (69,068)      (18,276)
SEC SAB 83 shares(2)....    826,627      826,627       826,627      826,627       826,627
                          ---------    ---------    ----------   ----------    ----------
Weighted average number   8,322,265    9,152,756    10,687,756   10,692,766    10,596,621
 of shares..............  =========    =========    ==========   ==========    ==========
Net loss................    $(3,907)     $(3,465)     $(18,472)    $(15,421)      $(1,057)
                          ---------    ---------    ----------   ----------    ----------
Net loss per share......     $(0.47)      $(0.38)       $(1.73)      $(1.44)       $(0.10)
                          =========    =========    ==========   ==========    ==========
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
(1)Weighted average common shares issued, net
     of
     SAB 83 common shares issued in 1996
(2)Common shares issued....................... 171,574
  Employee options granted.................... 655,053
                                               -------
  SEC SAB 83 shares........................... 826,627
                                               =======
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